Exhibit 99.1

News Release

COMPANY CONTACT	MEDIA CONTACT	ATTORNEY CONTACT
Doug Baker	Patti D. Hill	Laura Templeton
Chief Financial Officer	BlabberMouth Public Relations	Rep. for Collier Shannon Scott
Nano-Proprietary, Inc.	512.218.0401	Sightline Marketing
248.391.0612	patti@blabbermouthPR.com	202.342.8415
dbaker@ameritech.net		laura@sightlinemarketing.com

NANO-PROPRIETARY FILES DECLARATORY JUDGMENT ACTION AGAINST CANON

April 12, 2005-AUSTIN, TX-Nano-Proprietary, Inc. (OTC BB: NNPP) announced today that it has filed suit against Canon, Inc. (NYSE: CAJ) in U.S. District Court for the Western District of Texas, Austin Division. Nano-Proprietary is seeking a declaratory judgment that new SED color television products, scheduled to be manufactured by Canon and/or Toshiba beginning in August 2005, are not covered under a 1999 patent license agreement between Canon and Nano-Proprietary.  Nano-Proprietary alleges that Canon is improperly using Nano-Proprietary’s patented technology to produce surface conductor electron emitter display screens (SED) for a new generation of flat screen color televisions.

Nano-Proprietary also asserts that a joint venture formed by Canon and Toshiba Corporation to produce the SED display screens, SED, Inc., is not a licensed subsidiary under the 1999 agreement and that Canon is improperly transferring its license rights under Nano-Proprietary's patents to the joint venture and Toshiba. Nano-Proprietary also alleges that Canon’s representation to the industry that it is licensed violates federal false advertising statutes.

In January 2005, Canon announced the imminent launch of SED flat screen televisions at the Consumer Electronics Show in Las Vegas, Nevada. According to the suit, Nano-Proprietary asserts that the new SED televisions fall squarely within the definition of excluded products under the 1999 agreement.  Nano-Proprietary's suit asks the federal court to adjudicate the parties rights' under the 1999 license and to stop Canon from representing that they have a license and that others in the industry can join them under the license.

“We have a very strong and pervasive patent portfolio that applies to several multibillion dollar industries, of which this is one,” said Marc Eller, Chairman and CEO of Nano-Proprietary. “We will aggressively protect our rights against any and all violations of our intellectual property,” continued Eller.

Nano-Proprietary is represented by Collier Shannon Scott, PLLC, a Washington D.C.-based firm serving domestic and international clients through combined expertise in regulation, litigation, and government relations.  Collier Shannon Scott has successfully represented U.S. companies and industries in many unfair trade practice cases, including cases involving Japanese and Chinese televisions and flat panel displays from Japan.

Given the content of this press release, the CNBC Interview scheduled for today has been postponed and will likely be rescheduled at a later date.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties concerning Nano-Proprietary’s business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in Nano-Proprietary’s annual report on Form 10-K for the fiscal year ended December 31, 2004, and in reports subsequently filed by Nano-Proprietary with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from Nano-Proprietary’s web site listed below. Nano-Proprietary hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

ABOUT NANO-PROPRIETARY, INC.
Nano-Proprietary, Inc. is a holding company consisting of two wholly-owned operating subsidiaries. Applied Nanotech Inc. is a premier research and commercialization organization dedicated to developing applications for nanotechnology with an extremely strong position in the field of electron emission applications from carbon film/nanotubes. Electronic Billboard Technology, Inc. (EBT) possesses technology related to electronic digitized sign technology. Nano-Proprietary’s website is www.nano-proprietary.com.

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